Exhibit 31.4

CERTIFICATIONS PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Oded Shein, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of Shift Technologies, Inc;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Oded Shein
Oded Shein
Chief Financial Officer
August 11, 2022